                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant[X]

Filed by a party other than the Registrant[ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

CHAMPION INDUSTRIES, INC.
----------------------------------------------------------
     (Name of Registrant as Specified in its Charter)


----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined.

            ------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

            ------------------------------------------------------------------

      5) Total fee paid:

            ------------------------------------------------------------------



[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

            ------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

            ------------------------------------------------------------------

      3)  Filing Party:

            ------------------------------------------------------------------

      4)  Date Filed:

            ------------------------------------------------------------------

                         CHAMPION INDUSTRIES, INC.
                              P. O. Box 2968
                       Huntington, West Virginia 25728

                       -------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 15, 1999

                       -------------------------------

To The Shareholders:

     The annual meeting of shareholders of Champion Industries, Inc. will be held at the Radisson Hotel Huntington, 1001 Third Avenue, Huntington, West Virginia, on Monday, March 15, 1999, at 12:00 noon for the following purposes:

     1. To fix the number of directors at eight (8) and to elect directors to hold office until the next annual meeting of shareholders.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record of the Common Stock of Champion Industries, Inc. at the close of business on February 10, 1999, are entitled to notice of this meeting and to vote at the meeting.

     We hope you will attend the meeting and vote your shares in person. However, since a majority of the outstanding shares must be present in person or by proxy in order to conduct the meeting, we urge you to date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy if you so desire. The proxy may be revoked at any time prior to its exercise, but after commencement of the annual meeting, the proxy may be revoked only in accordance with the order of business adopted for the meeting.


Dated:  February 16, 1999                   By Order of the Board of Directors


                                            WALTER R. SANSOM, SECRETARY

                            CHAMPION INDUSTRIES, INC.
                                 P. O. Box 2968
                          Huntington, West Virginia 25728

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 15, 1999


                                  INTRODUCTION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of Champion Industries, Inc. (the "Company") for use at the annual meeting of shareholders to be held on Monday, March 15, 1999, at 12:00 Noon at the Radisson Hotel Huntington, 1001 Third Avenue, Huntington, West Virginia, and any adjournment thereof (the "Annual Meeting"). The Company anticipates that this Proxy Statement and the form of proxy will be sent or given to shareholders on approximately February 16, 1999.

         Only those shareholders of record as of the close of business on February 10, 1999, are entitled to notice of and to vote at the meeting and any adjournment thereof. At such time, the Company had and continues to have only one (1) class of stock outstanding, consisting of 9,713,913 issued and outstanding shares of common stock, of the par value of One Dollar ($1.00) per share (the "Common Stock") held by 561 shareholders. The Common Stock carries no preemptive rights.

         The Company's By-laws provide that at each election for directors every shareholder entitled to vote at such election has as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share is entitled to one vote.

                    SOLICITATION OF PROXIES AND VOTING

         Solicitation of proxies may be made in person or by mail, telephone, or facsimile by directors, officers and regular employees of the Company or its subsidiaries and by proxy solicitation companies. The Company may also request brokerage houses, banks, and other record holders of the Company's stock to forward proxy solicitation materials to the beneficial owners of such stock, and will reimburse such persons for their expenses in connection therewith. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies of brokers and financial institutions and their nominees, for a fee of $3,000, plus reimbursement of reasonable out-of-pocket expenses. The expense of soliciting proxies will be borne by the Company.

         Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting, or any adjournment thereof, and where the shareholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company, for the election of the Board of Directors' eight (8) nominees for election as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees to ensure the election of as many of the Board's nominees as possible). Any proxy given for use at the meeting may be revoked at any time before it is exercised by written notice or subsequently dated proxy received by the Company, or by oral revocation given by the shareholder in person at the meeting or any adjournment thereof. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the annual meeting.

         Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of the Company, in conjunction with an independent, third-party vote tabulation firm. The presence of a majority of the outstanding shares of Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the

Annual Meeting, but will be counted toward determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In the election of directors, those nominees receiving the eight (8) highest number of votes shall be elected, even if such votes do not constitute a majority.

                        ELECTION OF DIRECTORS

           PROPOSAL NO. 1 IN THE ACCOMPANYING FORM OF PROXY


         The proxies granted by the shareholders will be voted at the meeting for the resolution, unless contrary direction is indicated, establishing the number of directors at eight (8) and the election of the eight (8) nominees listed below. The proxies cannot be voted for a greater number of persons. The nominees elected as directors are to serve until the next annual meeting of shareholders and until their successors are duly elected and have qualified. The By-laws provide, however, that between annual meetings, the Board of Directors, by a majority vote, may increase the number of directors and may appoint such persons as they may select, by a majority vote, to fill any vacancies.

         While it is not anticipated that any of the nominees will be unable to serve, if for any reason one or more shall be unable to do so, the proxies will be voted for any nominees selected by management of the Company. The persons listed below have been nominated by the Board of Directors for election as directors. Each of the nominees is currently a director of the Company. The name, age, principal occupation and business experience of each, all positions and offices held by each with the Company or any of its subsidiaries and any period during which he has served as such are set forth below.

NAME, AGE, POSITION AND OFFICES WITH COMPANY AND
YEAR BECAME DIRECTOR                                   PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
Robert H. Beymer - 71                                  President of First Sentry Bank, Huntington, West Virginia from 1996 to
Director - 1992                                        present; General Partner, Eastern Heights Shopping Center, Ltd., from
                                                       1976 to present; Consultant to One Valley Bank of Huntington
                                                       (Huntington, West Virginia) from 1986 to 1993; President of First
                                                       Guaranty Bank (Hammond, Louisiana) from December 1992 to June 1994;
                                                       Director of Stationers, Inc. (a Company subsidiary) from 1990 to present.
---------------------------------------------------------------------------------------------------------------------------------

Philip E. Cline - 65                                   President, Chief Executive Officer and Director, Broughton Foods Company
Director - 1992                                        since January, 1997; Interim President and Chief Executive Officer,
                                                       Broughton Foods Company from November, 1996 to December, 1996;
                                                       Consultant from January, 1996 to November, 1996, Executive Vice
                                                       President (1995 to 1996), Vice President and Treasurer (1968 to 1995) of
                                                       J. H. Fletcher & Co. (manufacturer of underground mining equipment);
                                                       Director of Banc One West Virginia Corporation (formerly Key Centurion
                                                       Bancshares, Inc.) from 1983 to present.
---------------------------------------------------------------------------------------------------------------------------------

Harley F. Mooney, Jr. - 70                             Brig. Gen. U.S. Army (Ret.); Managing Partner, Mooney-Osborne &
Director - 1992                                        Associates (management consulting) from 1985 to present; Director of
                                                       Stationers, Inc. (a Company subsidiary) from 1989 to present;
                                                       consultant to Stationers, Inc. from 1988 to 1990; consultant to The Harrah and Reynolds Corporation since 1988; Director of Ohio River Bank, Ironton,
                                                       Ohio from 1995 to present; Chairman of the Board of Directors,
                                                       Caspian Industries (manufacturing) since 1996.


NAME, AGE, POSITION AND OFFICES WITH COMPANY AND
YEAR BECAME DIRECTOR                                   PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------------------------------
Todd L. Parchman - 44                                  Partner, Parchman, Vaughan & Company (investment bankers) since May,
Director - 1993                                        1996; Senior Vice President (from 1990 to May, 1996) and Director (from
                                                       1994 until May, 1996), Ferris, Baker Watts, Incorporated.
---------------------------------------------------------------------------------------------------------------------------------

A. Michael Perry - 62                                  President (from 1983 to December 1993), Chief Executive Officer (from
Director - 1992                                        1983 to present) and Chairman of Board from November 1993 to present of
                                                       Banc One West Virginia Corporation (formerly Key Centurion Bancshares,
                                                       Inc.).
---------------------------------------------------------------------------------------------------------------------------------

Marshall T. Reynolds - 62                              President and Chief Executive Officer and Chairman of the Board of
President, Chief Executive Officer, Director           Directors of Company from 1992 to present; President and general manager
and Chairman of the Board of Directors - 1992          of The Harrah and Reynolds Corporation, predecessor of the Company from
                                                       1964 (and sole shareholder from 1972) to present; Chairman of the
                                                       Board of Directors, Broughton Foods Company since November 1996;
                                                       Director (from 1983 to November 1993) and Chairman of the Board of
                                                       Directors (from 1983 to November 1993) of Banc One West Virginia
                                                       Corporation (formerly Key Centurion Bancshares, Inc.).
---------------------------------------------------------------------------------------------------------------------------------

Neal W. Scaggs - 62                                    President, Baisden Brothers, Inc. (retail and wholesale hardware) from
Director - 1992                                        1963 to present; Director of Banc One West Virginia Corporation
                                                       (formerly Key Centurion Bancshares, Inc.) from 1984 to present.
---------------------------------------------------------------------------------------------------------------------------------

Glenn W. Wilcox, Sr. - 67                              Chairman of the Board of Directors of Wilcox Travel Agency, Inc. since
Director - 1997                                        1953; Chairman of the Board of Directors (since 1974) and President
                                                       (from 1974 to 1997) of Blue Ridge Printing Co., Inc; Chairman of the
                                                       Board of Directors of Tower Associates, Inc. (real estate development)
                                                       from 1989 to 1998.

         Mr. Reynolds is chairman of the board of directors of Premier Financial Bancorp, Inc., of Georgetown, Kentucky and a director of Abigail Adams National Bancorp, Inc., of Washington, DC, each of which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

         Mr. Reynolds is chairman of the board of directors, Mr. Cline is president, chief executive officer and a director and Mr. Scaggs is a director of Broughton Foods Company, of Marietta, Ohio, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

         Mr. Reynolds and Mr. Beymer are directors of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

         Mr. Perry is a director of Arch Coal, Inc., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

         Ferris, Baker Watts, Incorporated, of which Mr. Parchman was an officer and director until May, 1996, served as representative of the several underwriters involved in the January, 1993 public offering of Company Common Stock. Pursuant to agreement among Mr. Reynolds, the Company and Ferris, Baker Watts, Incorporated, Mr. Parchman was appointed to the Company's Board of Directors at the closing of such offering.

               DIRECTOR MEETINGS, COMMITTEES AND ATTENDANCE

         The Board of Directors has two standing committees, a Compensation Committee and an Audit Committee.

         The Compensation Committee reviews and recommends to the Board the compensation and employee benefits of officers of the Company and administers the 1993 Stock Option Plan. The Compensation Committee did not meet during fiscal year 1998, and currently consists of Messrs. Beymer, Mooney and Perry.

         The Audit Committee meets with the Company's financial management and independent auditors and reviews the accounting principles and the scope and control of the Company's financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters. The Audit Committee met four (4) times during fiscal year 1998, and currently consists of Messrs. Cline, Parchman and Scaggs.

         The Board does not have a nominating committee, as nominations are made by the Board as a whole.

         During fiscal year 1998, there were 10 meetings of the Company Board of Directors. All directors attended 75% or more of the aggregate of meetings of the Board and their committees held during their respective terms.

                           OWNERSHIP OF SHARES

PRINCIPAL SHAREHOLDER

         No person is known to the Company to be the beneficial owner of more than 5% of the Company Common Stock at January 15, 1999 except as follows:

                         NAME AND ADDRESS OF                         AMOUNT AND NATURE OF
TITLE OF CLASS           BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP               PERCENT OF CLASS
------------------------------------------------------------------------------------------------------------------------
Common Stock             Marshall T. Reynolds                              4,741,127 shares (1)                   49%
                         2450 1st Avenue
                         Huntington, West Virginia 25728

---------------

     (1) 4,738,687 shares through a controlled corporation, The Harrah and Reynolds Corporation ("Harrah and Reynolds"), of which Mr. Reynolds is the sole shareholder; 2,440 shares are held by Mr. Reynolds' wife. 3,579,687 shares are pledged as collateral to secure loans made to Mr. Reynolds in the ordinary course of business by several commercial banks. Any disposition of such pledged shares upon a default by Mr. Reynolds under such loans could result in a change of control of the Company. The Company has no reason to believe that any such default will occur.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning ownership of Company Common Stock as of January 15, 1999 by (i) each of the directors and nominees, (ii) each executive officer named in the Summary Compensation table contained herein, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner's name.


     NAME OF BENEFICIAL OWNER                        SHARES BENEFICIALLY OWNED                PERCENTAGE OF CLASS
     -----------------------------------------------------------------------------------------------------------------------
     Robert H. Beymer                                5,244 (1)                                *
     Philip E. Cline                                 8,227                                    *
     Harley F. Mooney, Jr.                           14,990                                   *
     Todd L. Parchman                                1,267                                    *
     A. Michael Perry                                12,206                                   *
     Marshall T. Reynolds                            4,741,127 (2)                            49%
     Neal W. Scaggs                                  48,827 (3)                               *
     Glenn W. Wilcox, Sr.                            125,000                                  1%
     Toney K. Adkins                                 20,026 (4)(8)                            *
     J. Mac Aldridge                                 40,827 (5)(9)                            *
     R. Douglas McElwain                             28,870 (6)(9)                            *
     Michael D. McKinney                             41,065 (7)(9)                            *
     All directors and executive officers as a
        group (19 persons) (10)                      5,214,533                                52.7%

---------------

           * The percentage of shares of Company Common Stock beneficially owned by these persons is less than 1%.

           (1) Includes 2,316 shares owned by wife; reporting person has no voting or investment power with respect to those 2,316 shares.

           (2) Includes 4,738,687 shares owned by a controlled corporation; 2,440 shares owned by wife, with respect to which reporting person has no voting or investment power.

           (3)   Shares joint voting and investment power with wife.

           (4) Joint voting and investment power shared with wife with respect to 12,206 shares.

           (5) Joint voting and investment power shared with wife with respect to 29,296 shares.

           (6) Joint voting and investment power shared with wife with respect to 12,456 shares.

           (7) Includes 7,812 shares held by wife; 312 shares held by adult child, with respect to which reporting person has no voting or investment power.

           (8) Includes presently exercisable options to purchase 7,625 shares of Common Stock pursuant to 1993 Stock Option Plan.

           (9) Includes presently exercisable options to purchase 11,531 shares of Common Stock pursuant to 1993 Stock Option Plan.

           (10) Includes presently exercisable options to purchase an aggregate of 94,108 shares of Common Stock pursuant to 1993 Stock Option Plan. These shares are not included for purposes of computing the percentage of Common Stock held by all directors and executive officers as a group.

                     COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

         Company directors who are not employees of the Company are paid a director's fee of $500 per Company Board meeting attended and $100 per committee meeting attended. In addition, Company directors Robert H. Beymer and Harley F. Mooney, Jr. were each paid directors' fees of $500 per Stationers, Inc. Board meeting attended, for total Stationers, Inc. directors' fees of $6,000 each in fiscal year 1998. The Company reimbursed directors Todd L. Parchman and Glenn W. Wilcox, Sr. for their travel expenses incurred in attendance at monthly Board meetings, aggregating $5,941 and $2,456, respectively, in fiscal year ended October 31, 1998.

         The Company's Blue Ridge Printing Co., Inc. subsidiary ("Blue Ridge") is party to a Deferred Compensation Agreement dated July 1, 1993, and a Split-Dollar Life Insurance Agreement dated July 1, 1992 with Company director Glenn W. Wilcox, Sr., who was the principal shareholder and chairman of the board of directors of Blue Ridge prior to the Company's acquisition of Blue Ridge in May of 1997. Pursuant to the Deferred Compensation Agreement, if Mr. Wilcox is employed by Blue Ridge upon attaining age 69, Blue Ridge has agreed to pay him (or his designated beneficiary in the event of his death after retirement prior to receiving all benefits) an annual retirement benefit of $50,000 for ten years. If Mr. Wilcox ceases to be employed prior to age 65 as a result of disability, he or his designated beneficiary will receive a reduced amount. Blue Ridge may prepay its obligations in whole or part at a discounted rate.

         In the event Mr. Wilcox dies while employed by Blue Ridge prior to commencement of payments under the Deferred Compensation Agreement, no benefits will be payable thereunder, but death benefits will be paid under the Split-Dollar Life Insurance Agreement. Pursuant to that Agreement, Blue Ridge pays annual premiums on a policy of life insurance owned by Mr. Wilcox. At Mr. Wilcox's death, or termination of the Agreement, as therein provided, Blue Ridge is entitled to receive from the proceeds of such policy the aggregate premiums paid by it less that portion of the annual premium taxable to Mr. Wilcox, with Mr. Wilcox or his beneficiaries being entitled to the balance of proceeds.

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ended October 31, 1998, 1997 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company in all capacities in which they served:

                            SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                           Long Term
                                 Annual Compensation                                     Compensation
                                                                                            Awards
-----------------------------------------------------------------------------------------------------------
                    (a)                        (b)           (c)            (d)               (g)                  (i)
                                                                                                                All Other
        Name and Principal Position            Year        Salary          Bonus          Options(1)         Compensation(2)
                                                             ($)            ($)               (#)                  ($)
---------------------------------------------------------------------------------------------------------------------------------
Marshall T. Reynolds,                          1998         150,000         -0-               -0-                   156
President and Chief                            1997         150,000         -0-               -0-                    78
Executive Officer, Chairman                    1996         150,000         -0-               -0-                   134
of the Board of Directors

Toney K. Adkins                                1998          50,016         50,000            2,000               1,917
Vice President-Administration                  1997          50,016         -0-               2,500                 150
                                               1996          45,848         -0-               3,125                 150

J. Mac Aldridge,                               1998          50,016        104,258            2,000               3,085
Vice President, Division Manager               1997          50,016        104,913            2,500                 150
                                               1996          50,016        102,909            3,125                 150

R. Douglas McElwain,                           1998          50,016        134,424            2,000               1,042
Vice President, Division Manager               1997          50,016         94,581            2,500                 150
                                               1996          50,467         80,000            3,125                 150

Michael D. McKinney                            1998          50,016         58,745            2,000               1,000
Vice President, General Sales Manager          1997          50,016         58,745            2,500                 150
                                               1996          50,016         58,745            3,125                 150

---------------

     (1) All options are granted at the market price of Company Common Stock on the date of the grant. Pursuant to the anti-dilution provisions of the Company's 1993 Stock Option Plan, all share amounts and exercise prices have been adjusted, as appropriate, for stock dividends and stock splits paid on Company Common Stock through October 31, 1998.

     (2) This item consists of matching contributions by the Company to its 401(k) Plan on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each to such plan. Participation in the 401(k) Plan is open to any employee age 21 or older on January 1 and July 1 of each year following the first day of the thirteenth month of employment. For periods prior to December 31, 1997, participants could contribute up to 2% of their annual compensation, up to a maximum of $300 per year. Subject to limitations contained in the Internal Revenue Code, effective January 1, 1998, participants may contribute 1% to 15% of their annual compensation and the Company contributes 100% of the participant's contribution not to exceed 2% of the participant's annual compensation.

                          OPTION GRANTS IN LAST FISCAL YEAR - 1998

----------------------------------------------------------------------------------------------------------------------------------

                                                       % of total
                                     Number of           options                                Potential realizable value at
                                     securities        granted to     Exercise                     assumed annual rates of
                                     underlying         employees      price     Expiration        stock price appreciation
                                  options granted    in fiscal year  ($/share)      date             for option term (2)
                               -----------------------                                       -------------------------------------
Name                            Type (1)       #                                                  5% ($)            10% ($)
----------------------------------------------------------------------------------------------------------------------------------
Marshall T. Reynolds           ISO            -0-
President and Chief            NQSO           -0-
   Executive Officer,          TOTAL          -0-          N/A          N/A          N/A            N/A              N/A
   Chairman of the Board
      of Directors

Toney K. Adkins                ISO           2,000
Vice President-                NQSO           -0-
   Administration              TOTAL         2,000        4.8%         $18.50    12/15/2002       10,220           22,580

J. Mac Aldridge                ISO           2,000
Vice President,                NQSO           -0-
   Division Manager            TOTAL         2,000        4.8%         $18.50    12/15/2002       10,220           22,580

R. Douglas McElwain            ISO           2,000
Vice President,                NQSO           -0-
   Division Manager            TOTAL         2,000        4.8%         $18.50    12/15/2002       10,220           22,580

Michael D. McKinney            ISO           2,000
Vice President,                NQSO           -0-
   General Sales Manager       TOTAL         2,000        4.8%         $18.50    12/15/2002       10,220           22,580

---------------

     (1) Incentive Stock Option (ISO) or Non-qualified Stock Option (NQSO). These options were granted on December 15, 1997, and vested immediately. Options have a term of five years and are exercisable at any time during such five years as to any or all options, conditioned upon optionee's employment by Company at time of exercise (or exercise within 90 days following termination of employment due to death, disability or voluntary retirement).

     (2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent assumed annual rates of appreciation, at 5% and 10%, for the 5 year option term, based on Securities and Exchange Commission rules, and do not represent the Company's estimate or projection of the price of the Company's Common Stock in the future. Additionally, these values do not take into account certain provisions of the options providing for termination of the options following termination of employment. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company's Common Stock. Accordingly, the potential realizable values set forth in this table may not be achieved.

         The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of October 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of Company Common Stock.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------------------------------------------
(A)                                      (B)                      (C)                     (D)                     (E)
                                                                                                                Value of
                                                                                       Number of              Unexercised
                                                                                      Unexercised             In-the-Money
                                                                                    Options/SARs at         Options/SARs at
                                                                                       FY-End (#)            FY-End ($) (2)
Name                                    Shares
                                     Acquired on                 Value                Exercisable/            Exercisable/
                                     Exercise (#)          Realized ($) (1)          Unexercisable           Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Marshall T. Reynolds
   President and Chief
     Executive Officer,
   Chairman of the
     Board of Directors                  -0-                      -0-                     -0-                     -0-

Toney K. Adkins
   Vice President-Administation
                                         -0-                      -0-                     -0-                     -0-

J. Mac Aldridge
   Vice President,
     Division Manager                   4,883                   $26,222                 11,531/0                  -0-

R. Douglas McElwain
   Vice President,
     Division Manager                   4,883                   $26,222                 11,531/0                  -0-

Michael D. McKinney
   Vice President,
     General Sales Manager              4,883                   $26,222                 11,531/0                  -0-

---------------

     (1) Aggregate market value of the shares covered by the option less the aggregate price paid by the executive.

     (2) Market value of shares covered by in-the-money options on October 31, 1998 (based on $10.25 per share, the closing price of Company Common Stock on the NASDAQ Stock Market on October 31, 1998), less option exercise prices. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. All options are granted at the market price of Company common stock on the date of the grant. Pursuant to the anti-dilution provisions of the Company's 1993 Stock Option Plan, all share amounts and exercise prices have been adjusted, as appropriate, for stock dividends and stock splits paid on Company common stock through October 31, 1998.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Mr. Reynolds' $150,000 salary for fiscal year 1998 was equal to the base salary established in his former employment agreement with the Company. This salary was based upon Mr. Reynolds' extensive experience in the commercial printing industry and the desirability of maintaining the availability of his services for the Company. It is not tied to any objective standards of Company's stock performance or earnings in fiscal year 1998. The Compensation Committee believes the base salary is appropriate in light of, among other factors, the Company's revenue growth of approximately 14%, net income growth of approximately 10%, and return on equity of approximately 12% for the year as well as Mr. Reynolds' efforts in successfully leading the Company and in directing its acquisition program in 1998. Mr. Reynolds' former employment agreement provided that he will receive such annual bonus as may be determined by the Compensation Committee. He requested that the Compensation Committee not consider or grant any such bonus for fiscal year 1998, and no bonus was granted.

         With respect to the salaries and other compensation of the Company's executive officers (other than Mr. Reynolds), the Compensation Committee believes that Mr. Reynolds, as Chief Executive Officer, is in the best position to establish such compensation and acts upon his recommendations. The Company's compensation package for executive officers consists of base salary plus the opportunity to earn a cash bonus and discretionary stock options. The base salaries are set at levels Mr. Reynolds believes sufficient to attract and retain qualified executives. Cash bonuses are based upon net profit of each of the Company's divisions for which each executive officer is responsible, as well as Mr. Reynolds' assessment of the executive's individual performance and level of responsibility. Stock options are intended to attract and retain executive management by affording them an opportunity to receive additional compensation based upon performance of the Company's Common Stock, and are based upon Mr. Reynolds' assessment of each executive officer's overall performance.

         Members of the Compensation Committee:

                  Robert H. Beymer
                  Harley F. Mooney, Jr.
                  A. Michael Perry

                            STOCK PERFORMANCE GRAPH

         The following graph compares the annual change in cumulative total shareholder return on the Company's common stock for the five year period ended October 31, 1998, with the cumulative total return of the Russell 2000 Index and a peer group index. This graph assumes the reinvestment of all dividends, if any, paid on such securities and an investment of $100 on October 29, 1993. The companies in the peer group index are: American Business Products, Inc., Banta Corporation, Cadmus Communications Corp., New England Business Service, Outlook Graphics Corp., Standard Register Company and United Stationers, Inc. Graphics Industries, Inc. has been removed from the peer group because it was acquired during the past fiscal year. There is no assurance that the Company's common stock performance will continue in the future with the same or similar trends as depicted in the below graph.



                  COMPARISON OF CUMULATIVE TOTAL RETURN


                                 [CHART]


--------------------------------------------------------------------------------------------------
                  CHAMPION INDUSTRIES, INC.        RUSSELL 2000 INDEX        PEER GROUP INDEX
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  10/29/93                   100                          100                      100
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  10/31/94                   210                           98                      102
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  10/31/95                   223                          114                      143
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  10/31/96                   300                          129                      138
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  10/31/97                   313                          164                      189
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  10/31/98                   180                          143                      258
--------------------------------------------------------------------------------------------------

                        TRANSACTIONS WITH DIRECTORS, OFFICERS,
                              AND PRINCIPAL SHAREHOLDERS

INTERCOMPANY TRANSACTIONS

         The Company has certain relationships and transactions with Harrah and Reynolds and its affiliated entities. Management believes that all existing agreements and transactions described herein between the Company and Harrah and Reynolds and its affiliates are on terms no less favorable to the Company than those available from unaffiliated parties. Management's belief is premised upon its review of real estate appraisals obtained from unrelated third parties and of market rentals of properties comparable to those leased by the Company. The transactions described below have been approved in accordance with the Company's disinterested director voting policy.

     REALTY LEASES

         Harrah and Reynolds, Marshall T. Reynolds or affiliated entities and Company officers own the fee interest in certain real estate used by the Company in its business, and lease this real estate to the Company. All realty leases are "triple net," whereby the Company pays for all utilities, insurance, taxes, repairs and maintenance, and all other costs associated with the properties. The properties leased, and certain of the lease terms, are set forth below.

                                                                                                   ANNUAL         EXPIRATION
PROPERTY                                             LESSOR                   SQUARE FEET          RENTAL          OF TERM
---------------------------------------------------------------------------------------------------------------------------------
2450 1st Avenue                       ADJ Corp. (1)                               85,000            $116,400         2008
Huntington, West Virginia

1945 5th Avenue                       Harrah and Reynolds                         37,025              60,000         2007
Huntington, West Virginia

615-619 4th Avenue                    ADJ Corp. (1) and                           59,641              21,600         2003
Huntington, West Virginia             Harrah and Reynolds

405 Ann Street                        Printing Property Corp. (2)                 36,614              57,600         2003
Parkersburg, West Virginia

1563 Hansford Street                  BCM Company, Ltd. (3)                       21,360              49,920         2003
Charleston, West Virginia

890 Russell Cave Road                 Printing Property Corp. (2)                 20,135              57,600         2000
Lexington, Kentucky

---------------

(1) ADJ Corp. is a West Virginia corporation. Two-thirds of the outstanding capital stock of ADJ Corp. is owned by Marshall T. Reynolds' two sons, one of whom resides with Mr. Reynolds. One-third of the outstanding capital stock is owned by the son of director A. Michael Perry.

(2) Printing Property Corp. is a West Virginia corporation wholly-owned by Mr. Reynolds.

(3) BCM Company, Ltd. is a general partnership owned by Michael D. McKinney, William M. Campbell and L. David Brumfield, executive officers of the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1998, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one (1) report, covering one (1) transaction, was filed late by each of Philip E. Cline and Joseph C. Worth, III.


                            INDEPENDENT AUDITORS

         The consolidated financial statements of the Company for the year ended October 31, 1998 have been audited by Ernst & Young LLP, independent auditors. A representative of Ernst & Young LLP will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

         The Board of Directors selects the independent auditors for the Company each year. The Board of Directors intends to continue the services of Ernst & Young LLP for the fiscal year ending October 31, 1999.

                              OTHER BUSINESS

               PROPOSAL #2 IN THE ACCOMPANYING FORM OF PROXY

         At present, the Board of Directors knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting. If other business is presented at the meeting, the proxies shall be voted in accordance with the recommendation of the Board of Directors.

         Shareholders are urged to specify their choices, and date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the Continental United States. Prompt response is helpful, and your cooperation will be appreciated.

                           PROPOSALS BY SHAREHOLDERS

         Proposals by shareholders for possible inclusion in the Company's proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than October 19, 1999. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than January 2, 2000. The Company's By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year's annual meeting, and that written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see Article III, Section 10 of the Company's By-laws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to
P. O. Box 2968, Huntington, West Virginia 25728.

                                FORM 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO DAVID B. MCCLURE, CHIEF FINANCIAL OFFICER, CHAMPION INDUSTRIES, INC., P. O. BOX 2968, HUNTINGTON, WEST VIRGINIA 25728.

Dated:  February 16, 1999                  By Order of the Board of Directors


                                           WALTER R. SANSOM, SECRETARY

                             CHAMPION INDUSTRIES, INC.
                  ANNUAL MEETING OF SHAREHOLDERS, MARCH 15, 1999
                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kirby J. Taylor and Robert L. Shell, Jr., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Champion Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel Huntington, 1001 Third Avenue, Huntington, West Virginia, on March 15, 1999, and at any adjournments thereof, as indicated below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THOSE NAMED IN THIS PROXY TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?

       PLEASE MARK VOTES AS IN THIS EXAMPLE


                         CHAMPION INDUSTRIES, INC.

RECORD DATE SHARES:



Please be sure to sign and date this Proxy.   Date:
                                                    -------------------------


-------------------------------            ----------------------------------
Shareholder sign here                                Co-owner sign here


DETACH CARD



1.       Election of Directors.                                         For All       Withheld   For All Except
                                                                       Nominees
--------------------------------------- ---------------------------- -------------- ------------ -------------------
         Robert H. Beymer               A. Michael Perry
--------------------------------------- ---------------------------- -------------- ------------ -------------------

         Philip E. Cline                Marshall T. Reynolds
--------------------------------------- ---------------------------- -------------- ------------ -------------------

         Harley F. Mooney, Jr.          Neal W. Scaggs
--------------------------------------- ---------------------------- -------------- ------------ -------------------

         Todd L. Parchman               Glenn W. Wilcox, Sr.
--------------------------------------- ---------------------------- -------------- ------------ -------------------


--------------------------------------- ---------------------------- -------------- ------------ -------------------

         NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment(s) thereof.



         Mark box at right if any address change has been noted on the reverse
         side of this card.                                                 /  /


                                                                    DETACH CARD

                                       1